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Exhibit 23.1

Consent of Ernst & Young LLP, independent registered public accounting firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 23, 2010, with respect to the consolidated financial statements of Prommis Solutions Holding Corp. included in Amendment No. 2 to the Registration Statement (Form S-1/A No. 333-166284) and related Prospectus of Prommis Solutions Holding Corp., dated June 21, 2010.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 21, 2010

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  Exhibit 23.1
Consent of Ernst & Young LLP, independent registered public accounting firm